EXHIBIT 23.2

February 24, 1997

MasTec Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122
United States

Attention:  Mrs. Carmen Sabater

Dear Sirs,

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1996, on our audits of the consolidated financial statements of Sintel, S.A. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993.

Yours faithfully,

ARTHUR ANDERSEN



/s/ JUAN RAMIREZ-AGERO
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Juan Ramirez-Agero